Exhibit 99.1

Kulicke & Soffa Pte. Ltd. 23A Serangoon North Ave 5 Singapore 554369 +65 6880-9600 main Co. Regn. No. 199902120H
Kulicke and Soffa Industries, Inc. 1005 Virginia Drive Fort Washington, PA 19034 USA +1-215-784-6000 main www.kns.com

Correction Notice of Second Quarter 2023 Results Press Release

Singapore – May 4, 2023 – Kulicke and Soffa Industries, Inc. (NASDAQ: KLIC) (“Kulicke & Soffa,” “K&S” or the “Company”), today announced a correction to its press release originally issued on May 3, 2023, announcing the Company's unaudited financial results for the second fiscal quarter ended April 1, 2023.

In the original press release, the GAAP cash from operations and adjusted free cash flow was incorrectly reflected as the six-month periods ended April 1, 2023 and April 2, 2022. This has been corrected to reflect the GAAP cash from operations and adjusted free cash flow for the three-month periods ended April 1, 2023 and April 2, 2022.

These corrections are disclosed in the updated “Second Quarter Fiscal 2023 Financial Highlights” and the related reconciliation table within the “Reconciliation of U.S. GAAP Cash provided by Operating Activities to Non-GAAP Adjusted Free Cash Flow”.

The unaudited financial statements were correct in the original press release and have not changed. Likewise, the other U.S. GAAP to Non-GAAP reconciliation tables were also correct and have not changed.

Second Quarter Fiscal 2023 Financial Highlights
•Net revenue of $173.0 million.
•Gross margin of 48.6%.
•Net income of $15.0 million or $0.26 per share; non-GAAP net income of $21.9 million or $0.38 per share.
•GAAP cash from operations of $1.8 million; Adjusted free cash flow of $(8.6) million
•Cash, cash equivalents, and short-term investments were $734.1 million as of April 1, 2023.
•The Company repurchased a total of 0.1 million shares of common stock at a cost of $5.0 million.

Reconciliation of U.S. GAAP Cash provided by Operating Activities to Non-GAAP Adjusted Free Cash Flow
(In thousands, except percentages)
(unaudited)

	Three months ended
	April 1, 2023	April 2, 2022	December 31, 2022
U.S. GAAP net cash provided by operating activities	$1,820	$73,135	$85,116
Expenditures for property, plant and equipment	(10,637)	(2,947)	(13,878)
Proceeds from sales of property, plant and equipment	235	119	—

Non-GAAP adjusted free cash flow	(8,582)	70,307	71,238

About Kulicke & Soffa

Founded in 1951, Kulicke & Soffa specializes in developing cutting-edge semiconductor and electronics assembly solutions enabling a smart and more sustainable future. Our ever-growing range of products and services supports growth and facilitates technology transitions across large-scale markets, such as advanced display, automotive, communications, compute, consumer, data storage, energy storage and industrial.
Caution Concerning Results and Forward-Looking Statements
In addition to historical statements, this press release contains statements relating to future events and our future results. These statements are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our judgments and future expectations concerning our business, including the importance and competitiveness of our advanced display products and other emerging technology transitions, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, the effects of the COVID-19 pandemic and macroeconomic headwinds on our business, our ability to develop, manufacture and gain market acceptance of new products, and the other factors listed or discussed in our Annual Report on Form 10-K for the fiscal year ended October 1, 2022, filed on November 17, 2022, and our other filings with the Securities and Exchange Commission. Kulicke and Soffa Industries, Inc. is under no obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contacts:

Kulicke and Soffa Industries, Inc.
investor@kns.com

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